Exhibit 99

June 2009

Cabela's Credit Card Master Note Trust		CABMT 05-1	CABMT 06-3	CABMT 08-1	CABMT 08-4	CABMT 09-1
Deal Size		$250M	$500M	$500M	$200M	$500M
Expected Maturity		10/15/2010	10/17/2011	12/15/2010	9/15/2011	3/15/2012

Portfolio Yield		20.80%	20.80%	20.80%	20.80%	20.80%
LESS: Base Rate		5.18%	5.02%	6.48%	8.37%	5.62%
Gross Charge-offs		4.53%	4.53%	4.53%	4.53%	4.53%

Excess Spread:	Jun-09	11.09%	11.25%	9.79%	7.90%	10.65%
	May-09	10.52%	10.68%	9.22%	7.29%	8.93%
	Apr-09	10.09%	10.24%	8.84%	6.91%

3 Month Average Excess Spread		10.57%	10.72%	9.28%	7.37%	9.79%

Delinquencies	30 to 59 days	0.69%	0.69%	0.69%	0.69%	0.69%
	60 to 89 days	0.48%	0.48%	0.48%	0.48%	0.48%
	90+ days	0.49%	0.49%	0.49%	0.49%	0.49%
	Total	1.65%	1.65%	1.65%	1.65%	1.65%

Principal Payment Rate		39.51%	39.51%	39.51%	39.51%	39.51%

Back to Form 8-K